UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

PartnerRe Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Wellesley House South, 90 Pitts Bay Road, Pembroke, Bermuda	HM 08
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
4.875% Fixed Rate Non-Cumulative Redeemable Preferred Shares, Series J	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates (if applicable): 333-231716

Securities to be registered pursuant to Section 12(b) of the Act: 4.875% Fixed-Rate Non-Cumulative
Redeemable Preferred Shares, Series J, $1.00 par value (Liquidation Value $25.00 per share)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are 4.875% Fixed Rate Non-Cumulative Redeemable Preferred Shares, Series J, $1.00 par value per share, with a liquidation value of $25.00 per share (the “Series J Preferred Shares”), of PartnerRe Ltd. (the “Registrant”). The description of the general terms and provisions of the Series J Preferred Shares is incorporated herein by reference to the descriptions included under the caption “Description of the Series J Preferred Shares” in the Registrant’s prospectus supplement, dated March 9, 2021, as filed with the Securities and Exchange Commission (the “Commission”) on March 11, 2021, pursuant to Rule 424(b) under the Securities Act of 1933, as amended, to the prospectus, dated June 6, 2019, included in the Registration Statement on Form F-3 (No. 333-231716) of the Registrant, as filed with the Commission on May 23, 2019. Such sections are incorporated herein by reference.

If any additional securities registered hereby are issued, a prospectus supplement relating to such securities will be filed with the Commission and will be incorporated herein by reference.

Item 2.	Exhibits.

Exhibit No.	Description

3.1.	Amended Memorandum of Association (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form F-3, filed June 20, 1997).
3.2.	Bye-laws of PartnerRe Ltd. (incorporated herein by reference to Exhibit 1.2 to the Registrant’s Annual Report on Form 20-F, filed March 2, 2020).
3.3.	Certificate of Designation of PartnerRe Ltd.’s 6.50% Series G Cumulative Redeemable Preferred Shares (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on May 3, 2016).
3.4	Certificate of Designation of PartnerRe Ltd.’s 7.25% Series H Cumulative Redeemable Preferred Shares (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed on May 3, 2016).
3.5	Certificate of Designation of PartnerRe Ltd.’s 5.875% Series I Non-Cumulative Redeemable Preferred Shares (incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K filed on May 3, 2016).
3.6	Certificate of Designation of 4.875% Fixed Rate Non-Cumulative Redeemable Preferred Shares, Series J, of PartnerRe Ltd. (incorporated by reference to Exhibit 3.1 to the Registrant’s Report of Foreign Private Issuer on Form 6-K filed on March 15, 2021).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: March 15, 2021

PARTNERRE LTD.

By:	/s/ Nick Burnet
Name:	Nick Burnet
Title:	Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

3.1.	Amended Memorandum of Association (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form F-3, filed June 20, 1997).
3.2.	Bye-laws of PartnerRe Ltd. (incorporated herein by reference to Exhibit 1.2 to the Registrant’s Annual Report on Form 20-F, filed March 2, 2020).
3.3.	Certificate of Designation of PartnerRe Ltd.’s 6.50% Series G Cumulative Redeemable Preferred Shares (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on May 3, 2016).
3.4	Certificate of Designation of PartnerRe Ltd.’s 7.25% Series H Cumulative Redeemable Preferred Shares (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed on May 3, 2016).
3.5	Certificate of Designation of PartnerRe Ltd.’s 5.875% Series I Non-Cumulative Redeemable Preferred Shares (incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K filed on May 3, 2016).
3.6	Certificate of Designation of 4.875% Fixed Rate Non-Cumulative Redeemable Preferred Shares, Series J, of PartnerRe Ltd. (incorporated by reference to Exhibit 3.1 to the Registrant’s Report of Foreign Private Issuer on Form 6-K filed on March 15, 2021).